Exhibit 31.4

CERTIFICATION

I, Paul Ainsworth, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Continental Materials Corporation; and

2.	Based on my knowledge, this Amendment No. 1 does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 27, 2020

By:	/s/ Paul Ainsworth
Paul Ainsworth
Vice President and Chief Financial Officer